UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2018

CSRA INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37494	47-4310550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3170 Fairview Park Drive Falls Church, Virginia		22042
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 641-2000

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

As previously announced on February 12, 2018, CSRA Inc., a Nevada corporation (the “Company”), General Dynamics Corporation, a Delaware corporation (“General Dynamics”), and Red Hawk Enterprises Corp., a Nevada corporation and a wholly owned subsidiary of General Dynamics (“Merger Sub”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub has commenced a cash tender offer (the “Offer”) to purchase all of the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Shares”), for a purchase price of $40.75 per Share in cash, net of applicable withholding taxes and without interest (the “Offer Price”). The Merger Agreement also provides, among other things, that following completion of the Offer and subject to certain conditions, Merger Sub will merge with and into the Company (together with the Offer, the “Transactions”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of General Dynamics.

On March 20, 2018, the Company, General Dynamics and Merger Sub entered into an amendment (“Amendment No. 1”) to the Merger Agreement. Pursuant to Amendment No. 1, the Offer Price was increased from $40.75 per Share to $41.25 per Share, less any applicable withholding of taxes and without interest, payable in cash, in accordance with the terms and conditions of the Offer (as so amended).

The foregoing summary of Amendment No. 1 is not complete and is qualified in its entirety by reference to Amendment No. 1, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference. Other than as expressly modified pursuant to Amendment No. 1, the Merger Agreement remains in full force and effect as originally executed on February 9, 2018.

Item 7.01	Regulation FD Disclosure.

On March 20, 2018, General Dynamics and the Company issued a joint press release announcing the execution of Amendment No. 1. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 is being furnished and will not be deemed filed for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor will such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Important Information for Investors and Stockholders

The tender offer referenced in this report is being made pursuant to a Tender Offer Statement on Schedule TO (containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer) filed by General Dynamics and Merger Sub with the Securities and Exchange Commission (the “SEC”) on March 5, 2018, as amended from time to time (the “Offer”). The Company has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the Offer on March 5, 2018, as amended from time to time. The Company’s stockholders are urged to read these documents carefully as they become available because they contain important information that they should consider before making any decision regarding tendering their shares of the Company’s common stock. The Offer materials and the Solicitation/Recommendation Statement are available for free at the SEC’s website at www.sec.gov. The offer to purchase and related materials may also be obtained for free by contacting the information agent for the Offer.

In connection with the potential merger, the Company has filed a preliminary proxy statement with the SEC, as well as other relevant materials in connection with the proposed transaction pursuant to the terms of the Merger Agreement. The materials filed and to be filed by the Company will be made available to the Company’s investors and stockholders at no expense to them and copies may be obtained free of charge on the Company’s website at www.CSRA.com. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov. Investors and stockholders of the Company are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they contain important information about the merger and the parties to the merger.

The Company and its directors, executive officers, other members of its management and employees may be deemed to be participants in the solicitation of proxies of the Company stockholders in connection with the proposed merger under SEC rules. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s proxy statement for its 2017 annual meeting of stockholders, the Annual Report on Form 10-K for the fiscal year ended March 31, 2017, and the proxy statement filed in connection with the merger and other relevant materials that may be filed with the SEC when they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, are set forth in the proxy statement relating to the merger.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. By their nature, forward-looking statements involve risks and uncertainty because they relate to events and depend on circumstances that will occur in the future, and there are many factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements include, among other things, statements about the potential benefits of the proposed transaction; the prospective performance and outlook of the Company’s business, performance and opportunities; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing.

The following are some of the factors that could cause actual future results to differ materially from those expressed in any forward-looking statements: (i) uncertainties as to the timing of the Offer and the merger; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iii) uncertainties as to the percentage of the Company’s stockholders tendering their shares in the Offer; (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the possibility that any or all of the various conditions to the consummation of the Offer or the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances that would require the Company to pay a termination fee or other expenses; (vii) the effect of this communication or the pendency of the proposed transaction on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; (viii) risks related to diverting management’s attention from the Company’s ongoing business operations; (ix) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; and (x) other factors as set forth from time to time in the Company’s filings with the SEC, including its Form 10-K for the fiscal year ended March 31, 2017 and any subsequent Form 10-Qs, as well as the Tender Offer Statement on Schedule TO and other Offer documents filed by Merger Sub and General Dynamics. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update, supplement or revise publicly these forward-looking statements except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of March 20, 2018, by and among General Dynamics Corporation, Red Hawk Enterprises Corp. and CSRA Inc.
99.1	Joint press release, dated March 20, 2018, issued by CSRA Inc. and General Dynamics Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSRA Inc.

Dated: March 20, 2018	By:	/s/ William J. Haynes II
William J. Haynes II
Executive Vice President, General Counsel and Secretary